                           NUVEEN INVESTMENT TRUST II
                           --------------------------

                   Renewal of Investment Management Agreement
                   ------------------------------------------

This Agreement made this 28th day of April 2002 by and between Nuveen Investment Trust II, a Massachusetts business trust (the "Fund"), and Nuveen Institutional Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment advisory and management services and certain other services to the Fund; and

WHEREAS, the Board of Trustees, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 2003 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement, the parties hereto do hereby approve the continuance of the Agreement in effect until August 1, 2003 and do ratify and confirm the Agreement in all respects.

                                                    NUVEEN INVESTMENT TRUST II


                                                    By:/s/ Gifford R. Zimmerman
                                                        ------------------------
                                                              Vice President

ATTEST:

/s/ Virginia L. O'Neal
--------------------------------------------
         Assistant Secretary

                                                    NUVEEN INSTITUTIONAL
                                                    ADVISORY CORP.


                                                    By:/s/ William M. Fitzgerald
                                                       -------------------------
                                                              Vice President

ATTEST:

/s/ Jessica R. Droeger
--------------------------------------------
         Assistant Secretary